UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARTISAN PARTNERS ASSET MANAGEMENT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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Artisan Partners Asset Management Inc.

875 East Wisconsin Avenue, Suite 800

Milwaukee, WI 53202

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 2, 2020.

The following Notice of Change of Location relates to the proxy statement of Artisan Partners Asset Management Inc. (the “Company”), dated April 16, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for exercise at the Annual Meeting of Stockholders to be held on Tuesday, June 2, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 8, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO VIRTUAL MEETING FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2020

Dear Shareholders,

In response to the continued public health concerns given the coronavirus (COVID-19) pandemic and out of concern for the health and well-being of our shareholders, employees and the broader community, our Board of Directors has determined that the 2020 Annual Meeting of Stockholders of Artisan Partners Asset Management Inc. (the “Company”) will be held over the Internet in a virtual meeting format only, with no in-person access. The date and time have not been changed—the meeting will continue to be held on June 2, 2020 at 9:00 a.m., Pacific Time.

If you were a shareholder of record at the close of business on April 8, 2020, you are eligible to access, participate in and vote at the Annual Meeting. The items of business are the same as those set forth in the proxy materials previously made available to you. The meeting will be hosted at https://web.lumiagm.com/223044778. In order to attend and participate you will need both (1) the meeting password (artisan2020) and (2) your voter control number, which is located on your proxy card or notice of Internet availability of proxy materials.

If you hold your shares through a broker, bank or similar institution, you must register in advance to attend the Annual Meeting. To register you must you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You must then submit a request for registration to American Stock Transfer & Trust Company, LLC by: (1) email to proxy@astfinancial.com; (2) by facsimile to 718.765.8730, or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 26, 2020. You will receive a confirmation email from American Stock Transfer & Trust Company of your registration, which will include your voter control number.

You may continue to submit your proxy in advance of the Annual Meeting via the Internet or by mailing a completed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. If you already submitted a proxy, your vote will be counted and you do not need to submit a new proxy or vote at the virtual Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Help and technical support is available on the day of the meeting at https://go.lumiglobal.com/faq.

At the direction of the Board of Directors,

Sarah A. Johnson

Corporate Secretary

May 8, 2020